Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-199041 on Form S-8 of our report dated February 27, 2015, relating to the consolidated financial statements and financial statement schedule of Travelport Worldwide Limited and subsidiaries, appearing in this Annual Report on Form 10-K of Travelport Worldwide Limited and subsidiaries for the year ended December 31, 2014.

/s/ DELOITTE LLP

London, United Kingdom

February 27, 2015